EXHIBIT 10.162

                                 PROMISSORY NOTE

$7,910,000.00

                                                               November 12, 2003

Bluegreen Corporation, a Massachusetts corporation
4960 Conference Way North
Suite 100
Boca Raton, Florida 33431

and

Bluegreen Communities of Georgia, LLC,
a Georgia limited liability company
4960 Conference Way North
Suite 100
Boca Raton, Florida 33431
(Individually and collectively "Borrower")

Wachovia Bank, National Association
214 North Hogan Street - FL0070
Jacksonville, Florida 32202
(Hereinafter referred to as "Bank")

Borrower promises to pay to the order of Bank, in lawful money of the United States of America, at its office indicated above or wherever else Bank may specify, the sum of Seven Million Nine Hundred Ten Thousand and No/100 Dollars ($7,910,000.00) or such sum as may be advanced and outstanding from time to time, with interest on the unpaid principal balance at the rate and on the terms provided in this Promissory Note (including all renewals, extensions or modifications hereof, this "Note").

LOAN AGREEMENT. This Note is subject to the provisions of that certain Loan Agreement between Bank and Borrower of even date herewith, as modified from time to time (the "Loan Agreement").

USE OF PROCEEDS. Borrower shall use the proceeds of the loan(s) evidenced by this Note to finance the purchase of 514 acres of real estate located in Camden County, Georgia, to be subdivided into residential lots for a golf community.

SECURITY. Borrower has granted Bank a security interest in the collateral described in the Loan Documents, including, but not limited to, real and personal property collateral described in that certain Deed to Secure Debt, Assignment of Rents and Security Agreement of even date herewith (the "Deed to Secure Debt").

INTEREST RATE. Interest shall accrue on the unpaid principal balance of this Note from the date hereof at the LIBOR Market Index Rate plus 2.00%, as that rate may change from day to day in accordance with changes in the LIBOR Market Index Rate ("Interest Rate"). "LIBOR Market Index Rate", for any day, means the rate for 1 month U.S. dollar deposits as reported on Telerate page 3750 as of 11:00 a.m., London time, on such day, or if such day is not a London business day, then the immediately preceding London business day (or if not so reported, then as determined by Bank from another recognized source or interbank quotation).

DEFAULT RATE. In addition to all other rights contained in this Note, if a Default (as defined herein) occurs and as long as a Default continues, all outstanding Obligations, other than Obligations under any

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swap agreements (as defined in 11 U.S.C. ss. 101) between Borrower and Bank or its affiliates, shall bear interest at the Interest Rate plus 3% ("Default Rate"). The Default Rate shall also apply from acceleration until the Obligations or any judgment thereon is paid in full.

INTEREST AND FEE(S) COMPUTATION (ACTUAL/360). Interest and fees, if any, shall be computed on the basis of a 360-day year for the actual number of days in the applicable period ("Actual/360 Computation"). The Actual/360 Computation determines the annual effective interest yield by taking the stated (nominal) rate for a year's period and then dividing said rate by 360 to determine the daily periodic rate to be applied for each day in the applicable period. Application of the Actual/360 Computation produces an annualized effective rate exceeding the nominal rate.

REPAYMENT TERMS/MATURITY. This Note shall be due and payable in consecutive monthly payments of accrued interest only, commencing on December 12, 2003, and continuing on the same day of each month thereafter until fully paid. Commencing on November 12, 2004 (the "Term Commencement Date"), and continuing on the same day of each quarter thereafter, in addition to monthly payments of accrued interest, Borrower shall make equal payments of principal in an amount based on a four (4) year amortization schedule of the outstanding principal balance of this Note as of the Term Commencement Date. In addition to the monthly payments of principal and interest set forth above, if, on November 12, 2004, the then outstanding principal balance of this Note is greater than $7,105,000.00, Borrower shall make a principal payment in an amount equal to that necessary to reduce the then outstanding principal balance to less than or equal to $7,105,000.00. Notwithstanding the foregoing, any payments received from Borrower to effect a release of a residential lot pursuant to the Loan Agreement or any other prepayment shall reduce the next scheduled principal payment due under this Note. In any event, all principal and accrued interest shall be due and payable on October 12, 2006 (the "Maturity Date"). Borrower shall have the right to extend the Maturity Date to November 12, 2008 (the "Extension Option"), provided that (i) Borrower shall request the Extension Option by written notice to Bank of not more than sixty (60) days and not less than thirty (30) days prior to the Maturity Date, (ii) at the time of the request and at the time of the Extension Option, that no Default or event which, with the giving of notice or the passage of time, or both, would constitute a Default shall have occurred,
(iii) at Borrower's expense, Borrower shall provide Bank with an updated title report and title insurance endorsements as Bank shall reasonably require and Borrower shall execute an appropriate modification to the Deed to Secure Debt to evidence such Extension Option, and (iv) Borrower shall pay all applicable intangible taxes under Georgia law at the time of the Extension Option. Borrower shall continue to make payments of principal and interest as set forth herein during the period of time this Note is extended. This Note may be prepaid in whole or in part without penalty or premium.

AUTOMATIC DEBIT OF CHECKING ACCOUNT FOR LOAN PAYMENT. Borrower authorizes Bank to debit demand deposit account number _______________ or any other account with Bank (routing number ____________________) designated in writing by Borrower, beginning December 12, 2003 for any payments due under this Note. Borrower further certifies that Borrower holds legitimate ownership of this account and preauthorizes this periodic debit as part of its right under said ownership.

APPLICATION OF PAYMENTS. Monies received by Bank from any source for application toward payment of the Obligations shall be applied to accrued interest and then to principal. If a Default occurs, monies may be applied to the Obligations in any manner or order deemed appropriate by Bank.

If any payment received by Bank under this Note or other Loan Documents is rescinded, avoided or for any reason returned by Bank because of any adverse claim or threatened action, the returned payment shall remain payable as an obligation of all persons liable under this Note or other Loan Documents as though such payment had not been made.

DEFINITIONS. Loan Documents. The term "Loan Documents", as used in this Note and the other Loan Documents, refers to all documents executed in connection with or related to the loan evidenced by this Note and any prior notes which evidence all or any portion of the loan evidenced by this Note, and any letters of credit issued pursuant to any loan agreement to which this Note is subject, any applications for such letters of credit and any other documents executed in connection therewith or related thereto, and


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may include, without limitation, this Note, the Loan Agreement, the Deed to
Secure Debt, that certain Collateral Assignment of Contracts, Permits, Licenses, Warranties, Plans, Drawings, and Deposits, Etc. dated of even date herewith, guaranty agreements, any renewals or modifications, whenever any of the foregoing are executed, but does not include swap agreements (as defined in 11 U.S.C. ss. 101). Obligations. The term "Obligations", as used in this Note and the other Loan Documents, refers to any and all indebtedness and other obligations under this Note, all other obligations under any other Loan Document(s), and all obligations under any swap agreements (as defined in 11 U.S.C. ss. 101) between Borrower and Bank, or its affiliates, whenever executed. Certain Other Terms. All terms that are used but not otherwise defined in any of the Loan Documents shall have the definitions provided in the Uniform Commercial Code.

LATE CHARGE. If any payments are not timely made, Borrower shall also pay to Bank a late charge equal to 5% of each payment past due for 10 or more days.

Acceptance by Bank of any late payment without an accompanying late charge shall not be deemed a waiver of Bank's right to collect such late charge or to collect a late charge for any subsequent late payment received.

ATTORNEYS' FEES AND OTHER COLLECTION COSTS. Borrower shall pay all of Bank's reasonable expenses incurred to enforce or collect any of the Obligations including, without limitation, reasonable arbitration, paralegals', attorneys' and experts' fees and expenses, whether incurred without the commencement of a suit, in any trial, arbitration, or administrative proceeding, or in any appellate or bankruptcy proceeding.

USURY. If at any time the effective interest rate under this Note would, but for this paragraph, exceed the maximum lawful rate, the effective interest rate under this Note shall be the maximum lawful rate, and any amount received by Bank in excess of such rate shall be applied to principal and then to fees and expenses, or, if no such amounts are owing, returned to Borrower.

DEFAULT. If any of the following occurs, a default ("Default") under this Note shall exist: Nonpayment; Nonperformance. The failure of timely payment or performance of the Obligations or Default under this Note not paid within five
(5) days of the applicable due date or the failure of timely performance of any other Obligations under any other Loan Document, not cured within fifteen (15) days after written notice from Bank to Borrower, provided that if Borrower has commenced to cure such non-monetary Default within such 15 days and is proceeding diligently to cure then the cure period shall be extended for a reasonable time in light of the circumstances to complete such cure up to a maximum of thirty (30) days. Borrower's right to cure shall be applicable only to curable defaults and shall not apply, without limitation, to Defaults based upon False Warranty or Cessation; Bankruptcy or any financial covenant. False Warranty. A warranty or representation made or deemed made in the Loan Documents or furnished Bank in connection with the loan evidenced by this Note proves materially false, or if of a continuing nature, becomes materially false. Cross Default. At Bank's option, any default in payment or performance of any obligation under any other loans, contracts or agreements of Borrower, any Subsidiary or Affiliate of Borrower, with Bank or its affiliates, including without limitation that certain loan from Bank to Borrower, as evidenced by that certain Second Amended and Restated Promissory Note dated of even date herewith, in the original principal amount of $12,500,000.00 (as same may be increased, amended or modified in the future) ("Affiliate" shall have the meaning as defined in 11 U.S.C. ss. 101, except that the term "Borrower" shall be substituted for the term "Debtor" therein; "Subsidiary" shall mean any business in which Borrower holds, directly or indirectly, a controlling interest). Cessation; Bankruptcy. The dissolution of, termination of existence of, loss of good standing status by, appointment of a receiver for, assignment for the benefit of creditors of, or commencement of any bankruptcy or insolvency proceeding by or against Borrower, its Subsidiaries or Affiliates, if any, or any general partner of or the holder(s) of the majority ownership interests of Borrower, or any party to the Loan Documents. Material Business Alteration. Without prior written consent of Bank, a material alteration in the kind or type of Borrower's business. Material Capital Structure or Business Alteration. Without prior written consent of Bank, (i) the sale of substantially all of the business or assets of Borrower or a material portion (25% or more) of such business or assets if such a sale is outside the ordinary course of business of


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Borrower or more than 50% of the outstanding stock or voting power of or in any such entity in a single transaction or a series of transactions; or (ii) should any Borrower enter into any merger or consolidation. Material Adverse Change. Bank determines in good faith, in its sole discretion, that the prospects for payment or performance of the Obligations are impaired or there has occurred a material adverse change in the business or prospects of Borrower, financial or otherwise which would result in the Borrower's inability to repay the Loan when due.

REMEDIES UPON DEFAULT. If a Default occurs under this Note or any Loan Documents, Bank may at any time thereafter, take the following actions: Bank Lien. Foreclose its security interest or lien against Borrower's accounts without notice. Acceleration Upon Default. Accelerate the maturity of this Note and, at Bank's option, any or all other Obligations, other than Obligations under any swap agreements (as defined in 11 U.S.C. ss. 101) between Borrower and Bank, or its affiliates, which shall be governed by the default and termination provisions of said swap agreements; whereupon this Note and the accelerated Obligations shall be immediately due and payable; provided, however, if the Default is based upon a bankruptcy or insolvency proceeding commenced by or against Borrower or any guarantor or endorser of this Note, all Obligations (other than Obligations under any swap agreement as referenced above) shall automatically and immediately be due and payable. Cumulative. Exercise any rights and remedies as provided under the Note and other Loan Documents, or as provided by law or equity.

FINANCIAL AND OTHER INFORMATION. Borrower shall deliver to Bank such information as Bank may reasonably request from time to time, including without limitation, financial statements and information pertaining to Borrower's financial condition as may be required in the Loan Agreement. Such information shall be true, complete, and accurate.

WAIVERS AND AMENDMENTS. No waivers, amendments or modifications of this Note and other Loan Documents shall be valid unless in writing and signed by an officer of Bank. No waiver by Bank of any Default shall operate as a waiver of any other Default or the same Default on a future occasion. Neither the failure nor any delay on the part of Bank in exercising any right, power, or remedy under this Note and other Loan Documents shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

Except as provided in the Loan Documents, each Borrower or any person liable under this Note waives presentment, protest, notice of dishonor, demand for payment, notice of intention to accelerate maturity, notice of acceleration of maturity, notice of sale and all other notices of any kind. Further, each agrees that Bank may extend, modify or renew this Note or make a novation of the loan evidenced by this Note for any period, and grant any releases, compromises or indulgences with respect to any collateral securing this Note, or with respect to any other Borrower or any other person liable under this Note or other Loan Documents, all without notice to or consent of each Borrower or each person who may be liable under this Note or any other Loan Document and without affecting the liability of Borrower or any person who may be liable under this Note or any other Loan Document.

MISCELLANEOUS PROVISIONS. Assignment. This Note and the other Loan Documents shall inure to the benefit of and be binding upon the parties and their respective heirs, legal representatives, successors and assigns. Bank's interests in and rights under this Note and the other Loan Documents are freely assignable, in whole or in part, by Bank. In addition, nothing in this Note or any of the other Loan Documents shall prohibit Bank from pledging or assigning this Note or any of the other Loan Documents or any interest therein to any Federal Reserve Bank. Borrower shall not assign its rights and interest hereunder without the prior written consent of Bank, and any attempt by Borrower to assign without Bank's prior written consent is null and void. Any assignment shall not release Borrower from the Obligations. Applicable Law; Conflict Between Documents. This Note and, unless otherwise provided in any other Loan Document, the other Loan Documents shall be governed by and construed under the laws of the state named in Bank's address on the first page hereof without regard to that state's conflict of laws principles. If the terms of this Note should conflict with the terms of any loan agreement or any commitment letter that survives closing, the terms of this Note shall control. Borrower's Accounts. Except as prohibited by law, Borrower grants Bank a security interest in all of Borrower's accounts with Bank and any of its affiliates. Jurisdiction. Borrower irrevocably agrees to non-exclusive personal


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jurisdiction in the state named in Bank's address on the first page hereof.
Severability. If any provision of this Note or of the other Loan Documents shall be prohibited or invalid under applicable law, such provision shall be ineffective but only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note or other such document. Notices. Any notices to Borrower shall be sufficiently given, if in writing and mailed or delivered to the Borrower's address shown above or such other address as provided hereunder, and to Bank, if in writing and mailed or delivered to Wachovia Bank, National Association, Mail Code VA7391, P. O. Box 13327, Roanoke, VA 24040 or Wachovia Bank, National Association, Mail Code VA7391, 10 South Jefferson Street, Roanoke, VA 24011 or such other address as Bank may specify in writing from time to time. Notices to Bank must include the mail code. In the event that Borrower changes Borrower's address at any time prior to the date the Obligations are paid in full, Borrower agrees to promptly give written notice of said change of address by registered or certified mail, return receipt requested, all charges prepaid. Plural; Captions. All references in the Loan Documents to Borrower, guarantor, person, document or other nouns of reference mean both the singular and plural form, as the case may be, and the term "person" shall mean any individual, person or entity. The captions contained in the Loan Documents are inserted for convenience only and shall not affect the meaning or interpretation of the Loan Documents. Advances. Bank may, in its sole discretion, make other advances which shall be deemed to be advances under this Note, even though the stated principal amount of this Note may be exceeded as a result thereof. Posting of Payments. All payments received during normal banking hours after 2:00 p.m. local time at the office of Bank first shown above shall be deemed received at the opening of the next banking day. Joint and Several Obligations. Each person who signs this Note as a Borrower (as defined herein) is jointly and severally obligated. Fees and Taxes. Borrower shall promptly pay all documentary, intangible recordation and/or similar taxes on this transaction whether assessed at closing or arising from time to time. LIMITATION ON LIABILITY; WAIVER OF PUNITIVE DAMAGES. EACH OF THE PARTIES HERETO, INCLUDING BANK BY ACCEPTANCE HEREOF, AGREES THAT IN ANY JUDICIAL, MEDIATION OR ARBITRATION PROCEEDING OR ANY CLAIM OR CONTROVERSY BETWEEN OR AMONG THEM THAT MAY ARISE OUT OF OR BE IN ANY WAY CONNECTED WITH THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY OTHER AGREEMENT OR DOCUMENT BETWEEN OR AMONG THEM OR THE OBLIGATIONS EVIDENCED HEREBY OR RELATED HERETO, IN NO EVENT SHALL ANY PARTY HAVE A REMEDY OF, OR BE LIABLE TO THE OTHER FOR, (1) INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES OR (2) PUNITIVE OR EXEMPLARY DAMAGES. EACH OF THE PARTIES HEREBY EXPRESSLY WAIVES ANY RIGHT OR CLAIM TO PUNITIVE OR EXEMPLARY DAMAGES THEY MAY HAVE OR WHICH MAY ARISE IN THE FUTURE IN CONNECTION WITH ANY SUCH PROCEEDING, CLAIM OR CONTROVERSY, WHETHER THE SAME IS RESOLVED BY ARBITRATION, MEDIATION, JUDICIALLY OR OTHERWISE. Patriot Act Notice. To help fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. For purposes of this section, account shall be understood to include loan accounts.

WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF BORROWER BY EXECUTION HEREOF AND BANK BY ACCEPTANCE HEREOF, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT EACH MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE, THE LOAN DOCUMENTS OR ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION WITH THIS NOTE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY WITH RESPECT HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT TO BANK TO ACCEPT THIS NOTE. EACH OF THE PARTIES AGREES THAT THE TERMS HEREOF SHALL SUPERSEDE AND REPLACE ANY PRIOR AGREEMENT RELATED TO ARBITRATION OF DISPUTES BETWEEN THE PARTIES CONTAINED IN ANY LOAN DOCUMENT OR ANY OTHER DOCUMENT OR AGREEMENT HERETOFORE EXECUTED IN CONNECTION WITH, RELATED TO OR BEING REPLACED, SUPPLEMENTED, EXTENDED OR MODIFIED BY, THIS NOTE.

             [EXECUTION AND ACKNOWLEDGMENT APPEAR ON FOLLOWING PAGE]


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IN WITNESS WHEREOF, Borrower, on the day and year first above written, has caused this Note to be executed under seal.


                              Bluegreen Corporation, a Massachusetts corporation Taxpayer Identification Number: 03-0300793

                              By: /S/ DANIEL C. KOSCHER                (SEAL)
                                  -------------------------------------
                                  Daniel C. Koscher, Senior Vice President


                              Bluegreen Communities of Georgia, LLC, a Georgia limited liability company
                              Taxpayer Identification Number:  _______________

                              By: /S/ DANIEL C. KOSCHER                (SEAL)
                                  -------------------------------------
                                  Daniel C. Koscher, Manager

STATE OF GEORGIA   )
                   ) SS.:
COUNTY OF FULTON   )

      The foregoing instrument was acknowledged before me November __, 2003, by Daniel C. Koscher, as Senior Vice President of Bluegreen Corporation, a Massachusetts corporation, on behalf of the corporation. He is personally known to me or who has/have produced a driver's license as identification and did
(not) take an oath.


                                         /S/ WARREN M. FOWLER
                                         -------------------------------------
                                         Name: WARREN M. FOWLER
                                         Notary Public, State of GEORGOA
                                         My commission expires: JUNE 11, 2005

STATE OF GEORGIA  )
                  ) SS.:
COUNTY OF FULTON  )

      The foregoing instrument was acknowledged before me November __, 2003, by Daniel C. Koscher, as Manager of Bluegreen Communities of Georgia, LLC, a Georgia limited liability company, on behalf of the company. He is personally known to me or who has/have produced a driver's license as identification and did (not) take an oath.

                                         /S/ WARREN M. FOWLER
                                         -------------------------------------
                                         Name: WARREN M. FOWLER
                                         Notary Public, State of GEORGOA
                                         My commission expires: JUNE 11, 2005


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